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                                                                    EXHIBIT 10.1


                                           EMPLOYMENT AGREEMENT dated as
                                           of June 1, 1998 by and between KATZ
                                           DIGITAL TECHNOLOGIES, INC., a
                                           Delaware corporation (the "Company"),
                                           and MICHAEL SKLAR (the "Executive").

                      ____________________________________

            The parties hereto desire to provide for the Executive's continued employment by the Company in accordance with the terms and provisions set forth below:

            NOW, THEREFORE, the parties agree as follows:

            1.   EMPLOYMENT; TERM.

                  The Company will employ the Executive, and the Executive will work for the Company, as its President and Chief Operating Officer, for a term commencing on the date hereof and terminating on December 31, 2002 unless sooner terminated in accordance with Section 7 hereof. Such period, together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."

            2.    DUTIES.

                  During the Employment Period, the Executive shall serve as the President and Chief Operating Officer of the Company, and perform such further duties as shall, from time to time, be reasonably assigned to the Executive by the Chief Executive Officer of the Company consistent with his position and abilities.

            3.    DEVOTION OF TIME.

                  During the Employment Period, the Executive shall: (i) expend substantially all of his working time for the Company; (ii) devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and (iii) not take part in activities known by the Executive to be detrimental to the best interests of the Company.

            4.    COMPENSATION.

                  In consideration for the services to be performed by the Executive during the Employment Period hereunder, the Company shall compensate the Executive at an annual base salary from the date hereof at the rate of $300,000.00 per annum, with annual increases of 10% each year thereafter commencing on January 1, 1999. In addition, the Executive shall be entitled to receive such bonuses as recommended in the discretion of the Compensation Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

            5.    USE OF AUTOMOBILE; REIMBURSEMENT OF EXPENSES; ADDITIONAL
                  BENEFITS.
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                  5.1 The Executive shall be provided with an automobile to be owned or leased by the Company or shall be reimbursed for the expenses in connection with one automobile of the make and type approved by the Company. In addition, the Company shall pay or reimburse the Executive for the cost of one parking space.

                  5.2 The Company shall pay directly, or reimburse the Executive for, all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement, including all costs associated with the maintenance and use of one cellular telephone. For such purposes, the Executive shall submit to the Company itemized reports of such expenses in accordance with the Company's policies.

                  5.3 The Executive shall be reimbursed for all business travel and business entertainment expenses consistent with the Company's practices and policies.

                  5.4 The Executive shall be entitled to paid vacations during the Employment Period in accordance with the Company's then prevalent practices for executive employees.

                  5.5 The Executive shall be entitled to participate in, and to receive benefits under, any employee benefit plans of the Company (including, without limitation, pension, profit sharing, group life insurance and group medical insurance plans) as may exist from time to time for its executive employees.

             6.   RESTRICTIVE COVENANT.

                  6.1 The services of the Executive are unique, extraordinary and essential to the business of the Company, particularly in view of the Executive's access to confidential information. Accordingly, the Executive agrees that, during the Employment Period, and for a period of one year thereafter, the Executive will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, engage in any business activity competitive with the business of the Company. Furthermore, the Executive agrees that, during such period, he shall not solicit, directly or indirectly, or affect to the Company's detriment any relationship of the Company with any customer, supplier or employee of the Company or cause any customer or supplier to refrain from entrusting additional business to the Company. Notwithstanding anything to the contrary herein, if the employment of the Executive hereunder is terminated by the Company other than for cause (as defined in Section 7.3), the restraints on the Executive set forth in the preceding two sentences shall be inapplicable after the Employment Period. In the event that any of the provisions of this Section 6.1 shall be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in any such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

                  6.2 As used in this Section 6, the term "Company" shall mean and include any and all corporations affiliated with the Company, which either now exist or which may hereafter be organized.
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             7.   EARLIER TERMINATION.

                  7.1 The Executive's employment hereunder shall automatically be terminated upon the death of the Executive or Executive's voluntarily leaving the employ of the Company and, in addition, may be terminated, at the sole discretion of the Company, as follows:

                      (a) Upon thirty (30) days' prior written notice by the Company, in the event of the Executive's disability as set forth in Section 7.2 below; or

                      (b) Upon thirty (30) days' prior written notice by the Company, in the event that the Company terminates the Executive's employment hereunder for cause as set forth in Section 7.3 below.

                  7.2 The Executive shall be deemed disabled hereunder, if in the opinion of the Board of Directors of the Company, as confirmed by competent medical advice, he shall become physically or mentally unable to perform his duties for the Company hereunder and such incapacity shall have continued for any period of six (6) consecutive months.

                  7.3 For purposes hereof, "cause" shall mean the following: (a) the Executive's willful malfeasance or gross negligence; or (b) the material breach of any covenant made by the Executive hereunder, and the Executive's failure to cure such conduct or event constituting "cause" within 30 days after written notice thereof.

                  7.4 In the event that this Agreement shall be terminated due to the Executive's death or disability, then the Company shall pay to the Executive or his personal representatives, as the case may be, severance pay in a lump sum amount equal to base annual salary for a period of twelve months as set forth in Section 4 hereof. If, however, this Agreement shall be terminated for any other reason whatsoever, then the Company shall not be obligated to make any severance payments whatsoever to the Executive hereunder, except for the compensation set forth in Section 4 hereof which shall have accrued but be unpaid at the effective time of termination.

             8.   NO REQUIREMENT OF RELOCATION.

                  The Company expressly agrees that the Executive, as a condition of his employment, need not relocate his residence from the community in which he presently resides.

             9.   SERVICE AS DIRECTOR.

                  During the Employment Period, the Executive shall, if elected or appointed, serve as a Director of the Company and/or any subsidiary of the Company upon such terms as shall be mutually agreed upon by the Executive and the Company.
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            10.   ASSIGNMENT.

                  This Agreement, as it relates to the employment of the Executive, is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company.

            11.   NOTICES.

                  Any notice required or permitted to be given pursuant to this Agreement shall be deemed given three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed as follows: (i) if to the Executive, at 21 Penn Plaza, Eighth Floor, New York, New York 10001; and
(ii) if to the Company, at 21 Penn Plaza, Eighth Floor, New York, New York 10001, or at such other address as any such party shall designate by written notice to the other party. Copies of all notices shall also be provided to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200.

            12.   WAIVER, MODIFICATION.

                  The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by either party of any breach of this Agreement must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

            13.   GOVERNING LAW.

                  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

            14.   SEVERABILITY.

                  If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or enforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

            15.   ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether
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written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided, however, that it is the intention of the parties that this Agreement shall be interpreted and applied in conjunction with the terms of any option, warrant or other right now in existence or hereinafter granted to the Executive to acquire shares of capital stock of the Company. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.




                                       KATZ DIGITAL TECHNOLOGIES, INC.



                                       By:   /s/ Gary Katz
                                             -----------------------------------
                                             Gary Katz, Chief Executive Officer




                                       /s/ Michael Sklar
                                       -----------------------------------------
                                       MICHAEL SKLAR